UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2003

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (I.R.S. Employer Identification No.)

16505 SW 72nd Avenue

Portland, Oregon 97224

(503) 684-3731

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 5.    Other Events

On June 6, 2003, FLIR Systems, Inc. (the “Company”) issued a press release announcing that (i) it has priced its offering of $175 million of 3.0% senior convertible notes due 2023, plus up to an additional $35 million of notes that may be issued at the option of the initial purchasers, and (ii) it has agreed with one of the initial purchasers of the notes to purchase 1,865,800 shares of its outstanding common stock for $29.20 per share, or a total of $54,481,360. The press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release issued by FLIR Systems, Inc. on June 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 6, 2003.

FLIR SYSTEMS, INC. (Registrant)

/s/ STEPHEN M. BAILEY
Stephen M. Bailey Senior Vice President and Chief Financial Officer